                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 13, 2002

                              PHARMACIA CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                     1-2516                  43-0420020
(State or Other Jurisdiction        (Commission              (IRS Employer
     of Incorporation)              File Number)          Identification No.)


100 Route 206 North, Peapack, New Jersey                         07977
(Address of Principal Executive Office)                       (Zip Code)

                                  908-901-8000
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                       N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2. DISPOSITION OF ASSETS.

                  On August 13, 2002, Pharmacia Corporation (NYSE: PHA) ("Pharmacia") spun-off its remaining interest in its agricultural subsidiary, Monsanto Company (NYSE: MON) ("Monsanto"), to the holders of Pharmacia common stock. The spin-off was effected by a special stock dividend, in the aggregate, of 220,000,000 shares of Monsanto common stock resulting in a distribution ratio of 0.170593 of a share of Monsanto common stock for each outstanding share of Pharmacia common stock. The dividend was paid on August 13, 2002 to holders of record of shares of Pharmacia common stock that were issued and outstanding as of 5:00 p.m. Eastern time on July 29, 2002, the record date.

                  Monsanto is a global provider of technology-based solutions and agricultural products to growers and downstream customers, such as grain processors, food companies, and consumers, in agricultural markets.

                  A copy of the press release announcing the completion of the spin-off is attached to this Form 8-K, incorporated herein by reference and filed herewith under Item 7 as Exhibit 99.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(b) Pro forma financial information

For the period November 27, 2001 to August 13, 2002, Pharmacia has accounted for Monsanto as a discontinued operation in accordance with Accounting Principles Board Opinion No. 30 "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". Accordingly, the results of operations and financial position of Monsanto were reclassified in the consolidated financial statements as discontinued operations for all periods presented (each of the three years in the period ended December 31, 2001 and as of December 31, 2001 and 2000 in Pharmacia's Annual Report on Form 10-K for the year ended December 31, 2001 and as of and for the three and six month periods ended June 30, 2002 and 2001 in Pharmacia's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002). Income from discontinued operations was reduced for amounts allocable to the minority interest.

As a result of the presentation of Monsanto as a discontinued operation as described above, there is no pro forma impact or adjustments to Pharmacia's earnings from continuing operations resulting from the disposition of Monsanto for each of the three years in the period ended December 31, 2001 or for the six month periods ended June 30, 2002 and 2001. Accordingly, no unaudited pro forma consolidated statements of earnings have been presented herein.

In addition, the only pro forma adjustment to the unaudited consolidated balance sheet of Pharmacia as of June 30, 2002 to reflect the impact of the disposition of Monsanto would be to eliminate "Net assets of discontinued operations" of $4,717 million, "ESOP-related accounts" included in shareholders' equity of $26 million, and "Accumulated other comprehensive loss" included in shareholders equity of $769 million, offset by a reduction to retained earnings of $5,512 million. This pro forma adjustment, determined as of June 30, 2002, is to eliminate the net assets and certain shareholders' equity accounts of Monsanto from the consolidated Pharmacia balance sheet as a dividend to shareholders. The June 30 retained earnings of $5,512 million represents the book value of the dividend to shareholders as of that date. If the fair value of the actual distribution on August 13 based on the market value of Monsanto shares is lower than the Pharmacia book value as of that date, Pharmacia will record an impairment loss. We anticipate this impairment loss, a noncash charge to discontinued operations, will be approximately $1,100 million to $1,300 million.

(c) Exhibits

Exhibit No.       Description
-----------       -----------
99                Press Release dated August 14, 2002 (filed herewith).

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PHARMACIA CORPORATION

Date:  August 16, 2002              By: /s/ Robert G. Thompson
                                       -------------------------
                                       Robert G. Thompson
                                       Senior Vice President and
                                       Corporate Controller

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------
99                Press Release dated August 14, 2002 (filed herewith).